Exhibit 99.1

For more information:	Investor Relations:
John Ritchie	JoAnn Horne
Chief Financial Officer	Market Street Partners
Ubiquiti Networks	415.445.3235
408.942.3085 ext 329

UBIQUITI NETWORKS REPORTS Q1 FISCAL 2012 RESULTS

Company Highlights

•	Quarterly Revenues Increase by 132% Year-over-Year

•	Quarterly Net Income Grows by 184% Year-over-Year

•	Quarterly Non-GAAP Diluted EPS of $0.23

•	Operating Margins of 35% Compared to 28% the Prior Year

•	AirMax Posts Eighth Consecutive Quarter of Double Digit Sequential Revenue Growth

•	Launched New AirVision Video Product; Expected to Contribute to Revenues in Q2

San Jose, Calif. — November 10, 2011 — Ubiquiti Networks, Inc. (NASDAQ:UBNT), a next-generation communications technology company, today announced results for the first quarter of fiscal 2012. Ubiquiti priced and closed its initial public offering on the NASDAQ Global Select Market on October 13, 2011 and October 19, 2011, respectively.

For the first quarter of fiscal 2012, Ubiquiti reported revenue of $79.2 million, an increase of 132% compared to revenues of $34.1 million for the same period in the prior year.

For the first quarter of fiscal 2012, GAAP net income was $21.5 million, an increase of 184% compared to GAAP net income of $7.6 million for the same period in the prior year.

The following table reconciles GAAP net income to non-GAAP net income and weighted-average shares used in computing net loss per share of common stock-diluted to weighted-average shares used in computing non-GAAP Diluted EPS:

	Three Months Ended September 30,
	2011	2010
	(in thousands, except per share data) (unaudited)
Net Income	$21,493	$7,581
Stock-based compensation, net of taxes	211	110

Non-GAAP net income	$21,704	$7,691

Weighted-average shares used in computing net loss per share of common stock- diluted	62,717	64,486
Weighted-average dilutive effect of stock options and RSU’s	3,877	3,572
Weighted-average shares of Series A preferred shares outstanding	26,873	36,035

Weighted-average shares used in computing non-GAAP EPS (1)	93,467	104,093

Non-GAAP Diluted EPS (1)	$0.23	$0.07

(1)	Non-GAAP Diluted EPS is calculated using non-GAAP net income excluding stock-based compensation, net of taxes and weighted-average shares outstanding as if Series A preferred stock is treated as common stock for the periods presented.

Comments from Management

“Overall we are pleased with our first quarter as a public company. We see this as a very good start to our ambitious goal of becoming a leading player in the global communications technology market,” said Robert J. Pera, Founder and Chief Executive Officer of Ubiquiti Networks.

Mr. Pera continued, “This quarter marked the introduction of our AirVision IP video surveillance platform; this exciting new product is our third technology platform following our disruptive AirMax platform, and our enterprise WiFi Unifi platform launched earlier this year. With all three platforms showing strong end market demand and also taking into account several additional technology platforms targeted for market introduction this fiscal year, we look for our growth and financial momentum to continue.

“Our solid first quarter results reflect strong demand worldwide for our technology platforms,” said John Ritchie, Chief Financial Officer. “We continue to drive our financial results with our high productivity and cost-effective business model, and look to further this leverage as we add additional products to our established global distribution network.”

Business Outlook

Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company’s fiscal second quarter ending December 31, 2011:

•	Revenues of $83 million to $86 million

•	GAAP Diluted EPS of $0.10 to $0.11

•	Non-GAAP Diluted EPS of $0.24 to $0.25

Reconciliation of GAAP to Non-GAAP Diluted EPS Outlook:

Net income per share of common stock	$0.10 to $0.11
Stock-based compensation, net of taxes	*
Accretion of cost of preferred stock	$0.11
Allocation of net income to participating preferred stockholders	$0.03

Non-GAAP diluted EPS	$0.24 to $0.25

*	Less than $0.01

Conference Call

Ubiquiti Networks will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of UBIQUITI NETWORKS’s website at www.ubnt.com.

About Ubiquiti Networks

Ubiquiti Networks is a next-generation communications technology company that designs and manufactures proprietary technologies. Since 2005, Ubiquiti’s products and solutions have bridged the digital divide between emerging and developed markets by fundamentally changing the economics of deploying high performance networking solutions in underserved and underpenetrated markets globally. Our technology platforms AirMax, UniFi and AirVision, focus on delivering industry-leading performance, compelling price-performing characteristics and an unparalleled user experience. Ubiquiti has reduced high product and network deployment costs and other business model inefficiencies to enable rapid market adoption of their products and solutions in emerging markets. For more information visit http://www.ubnt.com/.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain recurring costs, expenses and gains such as stock based compensation expense and the tax effects of these non-GAAP adjustments. In addition, our non-GAAP adjustments present shares of Series A preferred stock as if these shares had been converted to common stock throughout the periods presented. Reconciliations of the adjustments to GAAP results for the three months ended September 30, 2011 and 2010 is provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding growth prospects, market positioning, short and long term opportunities, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, distributors inventory management practices and general economic conditions; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; success and timing of new product introductions by us and the performance of our products generally; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our ability to keep pace with technological and market developments; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the impact of any intellectual property litigation and claims for indemnification and litigation related to U.S. Securities laws and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Registration Statement on Form S-1 filed on October 13, 2011 with the U.S. Securities and Exchange Commission (SEC) and other filings, which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting Ubiquiti Networks’ Investor Relations Department, attn: JoAnn Horne by phone at 415.445.3235 or by email at investor.relations@ubnt.com or Ubiquiti Networks’ Investor Relations website at www.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Ubiquiti Networks undertakes no obligation to update information contained in this press release. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2011	2010
Revenues	$79,167	$34,082
Cost of revenues	46,154	20,453

Gross Profit	33,013	13,629

Operating expenses:
Research and development	3,369	2,496
Selling, general and administrative	2,144	1,665

Total operating expenses	5,513	4,161

Income from operations	27,500	9,468
Interest and other income (expense), net	(634)	7

Income before provision for income taxes	26,866	9,475
Provision for income taxes	5,373	1,894

Net income	$21,493	$7,581

Preferred stock cumulative dividend	(791)	(688)
Accretion of cost of preferred stock	(101,936)	(1,091)
Less allocation of net income to participating preferred stockholders	—	(2,080)

Net income (loss) attributable to common stockholders—basic	$(81,234)	$3,722
Undistributed earnings re-allocated to common stockholders	—	71

Net income (loss) attributable to common stockholders—diluted	$(81,234)	$3,793

Net income (loss) per share of common stock:
Basic	$(1.30)	$0.06

Diluted	$(1.30)	$0.06

Weighted-average shares used in computing net income (loss) per share of common stock:
Basic	62,717	64,486

Diluted	62,717	68,058

Ubiquiti Networks Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2011	2010
Net Income	$21,493	$7,581
Stock-based compensation:
Cost of revenues	6	6
Research and development	116	38
Sales, general and administrative	229	139
Tax effect of non-GAAP adjustments	(140)	(73)

Non-GAAP net income	$21,704	$7,691

Non-GAAP diluted EPS (1)	$0.23	$0.07

Weighted-average shares used in non-GAAP diluted EPS (1)	93,467	104,093

(1)	Non-GAAP Diluted EPS is calculated using non-GAAP net income excluding stock-based compensation, net of taxes and weighted-average shares outstanding as if Series A preferred stock is treated as common stock for the periods presented.

Ubiquiti Networks, Inc.

Reconciliation of Weighted-Average Shares Used in Computing Net Loss Per Share of Common Stock-Diluted to Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2011	2010
Weighted-average shares used in computing net loss per share of common stock- diluted	62,717	64,486
Add back:
Weighted-average dilutive effect of stock options and RSU’s	3,877	3,572
Weighted-average shares of Series A preferred shares outstanding	26,873	36,035

Weighted-average shares used in computing non-GAAP diluted EPS	93,467	104,093

Ubiquiti Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30, 2011	June 30, 2011(1)
Assets
Current assets:
Cash and cash equivalents	$52,576	$76,361
Accounts receivable, net	48,081	39,811
Inventories	8,374	5,663
Deferred costs	907	881
Current deferred tax asset	—	—
Prepaid expenses and other current assets	5,256	5,386

Total current assets	115,194	128,102
Property and equipment, net	1,106	1,022
Other long–term assets	3,005	2,554

Total assets	$119,305	$131,678

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$18,703	$14,758
Customer deposits	3,054	1,675
Deferred revenues	2,248	1,734
Income taxes payable	7,335	4,428
Debt – short-term	6,976	—
Other current liabilities	11,222	15,206

Total current liabilities	49,538	37,801
Long–term deferred tax liabilities	1,870	1,870
Other long–term liabilities	32	—
Debt – long-term	61,903	32

Total liabilities	113,343	39,703

Redeemable convertible preferred stock	140,574	145,847

Stockholders’ deficit:
Common stock	63	63
Additional paid–in capital	(65,160)	545
Treasury stock	(69,515)	(69,515)
Retained earnings	—	15,035

Total stockholders’ deficit	(134,612)	(53,872)

Total liabilities, convertible preferred stock and stockholders’ deficit	$119,305	$131,678

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2011.

Ubiquiti Networks Inc.

Revenue by Product Category and Geographical Area

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2011	2010
Revenue by Product Category
AirMax	$49,835	$17,080
Other Systems	15,499	11,486

Total systems	65,334	28,566
Embedded Radios	3,225	3,043
Antennas/Other	10,608	2,473

Total	$79,167	$34,082

Revenue by Geographical Area
North America	$24,941	$10,194
South America	19,835	9,823
Europe, Middle East, Africa	24,783	10,203
Asia Pacific	9,608	3,862

Total	$79,167	$34,082

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring stock-based compensation expense, and the tax effect of these adjustments. In addition, our non-GAAP diluted earnings per share is calculated using weighted-average shares outstanding as if Series A preferred stock outstanding had been converted to common stock throughout the periods presented. Examples of items excluded from net income are:

•	Recurring charges and gains, including:

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Tax effect of non-GAAP adjustments. After adjusting to exclude the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the tables captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” and “Reconciliation of Weighted-Average Shares Used in Computing Net Loss Per Share of Common Stock-Diluted to Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS” included in this press release.